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Exhibit 99.4

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:		Chapter 11
ETOYS, INC. et al.,[1]		Case Nos. 01-706 (MFW) through 01-709 (MFW)
	Debtors.	Jointly Administered

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER UNDER
11 U.S.C. § 1129(a) AND (b) AND FED. R. BANKR. P. 3020 CONFIRMING
FIRST AMENDED CONSOLIDATED LIQUIDATING PLAN
OF REORGANIZATION OF EBC I,  INC., F/K/A ETOYS, INC., AND
ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION
(REGARDING D.I. 1142)

        WHEREAS, EBC I, Inc., f/k/a eToys, Inc. ("eToys"), EBC Distribution, LLC, f/k/a eToys Distribution, LLC, PMJ Corporation and eKids, Inc., debtors and debtor in possession (collectively, the "Debtors"), each having filed on March 7, 2001 (the "Petition Date") voluntary petitions for relief under Chapter 11 of The Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330 (hereinafter, the "Bankruptcy Code"), thereby each commencing cases under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"); and

        WHEREAS, the Debtors having filed on July 3, 2002 their Motion Of Debtors And Debtors In Possession For An Order (A) Establishing Procedures For Solicitation And Tabulation Of Votes To Accept Or Reject Proposed Consolidated Liquidating Plan Of Reorganization And (B) Scheduling A Hearing On Confirmation Of Proposed Consolidated Liquidating Plan Of Reorganization And Approving Related Notice Procedures (D.I. 1080) (the "Solicitation Procedures Motion"); and

        WHEREAS, the Court having entered its Order (A) Approving Disclosure Statement, (B) Establishing Procedures For Solicitation And Tabulation Of Votes To Accept Or Reject Proposed First Amended Consolidated Liquidating Plan Of Reorganization And (C) Scheduling A Hearing On Confirmation Of Proposed Consolidated Liquidating Plan Of Reorganization And Approving Related Notice Procedures (D.I. 1148) (the "Solicitation Procedures Order"); and

        WHEREAS, the Debtors having filed with the Court the First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession, dated August 5, 2002 (D.I. 1142) (as amended, modified or supplemented, the "Plan")2 and the Disclosure Statement To Accompany Consolidated First Amended Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession, Dated August 5, 2002 (D.I. 1141) (as amended, modified or supplemented, the "Disclosure Statement"); and

The Debtors are the following entities: EBC I, Inc., f/k/a eToys, Inc., a Delaware corporation; PMJ Corporation, a Delaware corporation; eKids, Inc., a Delaware corporation; and EBC Distribution, LLC, f/k/a eToys Distribution, LLC, a Delaware LLC.

2
Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. Any capitalized term used in the Plan or in this Confirmation Order that is not defined in the Plan or in this Confirmation Order, but that is used in title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the "Bankruptcy Code"), or in the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

        WHEREAS, as set forth in the Declaration of Service (D.I. 1212-1215) (the "Araki Service Declaration") and the Declaration of 1st Supplemental Service (D.I. 1216) (together with the Araki Service Declaration, the "BMC Service Declarations"), both sworn to August 28, 2002 by Martha Araki of Bankruptcy Management Corporation, the Debtor's Court approved claims, notice and balloting agent, the Debtors or their agents having caused copies of the following to be served on the entities identified in the BMC Service Declarations in accordance with the Solicitation Procedures Order

  (a)
  the Plan,

  (b)
  the Disclosure Statement,

  (c)
  the Solicitation Procedures Order,

  (d)
  the Ballots attached as Exhibits 5 through 9 of the Araki Service Declaration (collectively, the "Ballots"),

  (e)
  the Notice of (A) Deadline for Casting Votes to Accept or Reject Proposed Consolidated First Amended Liquidating Plan of Reorganization; and (C) Related Matters (the "Confirmation Hearing Notice"),

  (f)
  Letter, dated August 9, 2002, from Official Committee of Unsecured Creditors (the "Committee Recommendation Letter"),

  (g)
  Notice of Non-Voting Status with Respect to Unimpaired Class 1, 2 and 3 (the "Notice of Unimpaired Non-Voting Status"),

  (h)
  Notice of Non-Voting Status with Respect to Impaired Class 6 (the "Notice of Non-Voting Impaired Status")

; and

        WHEREAS, as set forth in the Declaration of Service (D.I. 1332), sworn to on October 15, 2002 by Steffanie Cohen (the "Cohen Declaration"), the Debtors or their agents having caused the Voting Confirmation E-Mail and Non-Voting Confirmation E-Mail, to be electronically served on the entities identified in the Cohen Declaration in accordance with the Solicitation Procedures Order;3 and

        WHEREAS, as set forth in the Affidavit Of Publication (Los Angeles Times) (D.I. 1276) and the Affidavit Of Publication (The Wall Street Journal) (D.I. 1277) (together, the "Publication Affidavits"), the Debtors or their agents having caused publication notice to be made of the Plan and the hearing to consider its confirmation (the "Confirmation Hearing"); and

        WHEREAS, pursuant to the Solicitation Procedures Order, 4:00 p.m. (Eastern Time) on September 18, 2002, having been established as the last date for any party in interest to object to the confirmation of the Plan; and

3
The Publication Notices, the Voting Confirmation E-Mail, the Non-Voting Confirmation E-Mail, the Plan, the Disclosure Statement, the Solicitation Procedures Order, the Confirmation Hearing Notice, the Committee Recommendation Letter, the Notice of Non-Voting Unimpaired Status and the Notice of Non-Voting Impaired Status are referred to collectively herein as the "Confirmation Service Materials")

        WHEREAS, the following objections to the confirmation of the Plan having been filed

  (a)
  Objection to Confirmation of First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession (filed by EOP-Santa Monica Business Park, LLC) (D.I. 1247) (the "EOP Objection"),

  (b)
  Objection to Confirmation of First Amended Consolidated Liquidating Plan of Reorganization dated August 5, 2002 (filed by Kilroy Realty, L.P.) (D.I. 1248) (the "Kilroy Objection"), and

  (c)
  Limited Objection of Hewlett-Packard Financial Services Company f/k/a Compaq Financial Services Corporation to Confirmation of First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors dated August 5, 2002 (D.I. 1249) (the "HPFS Objection," and together with the EOP Objection and the Kilroy Objection, the "Confirmation Objections")

; and

        WHEREAS, as indicated in the Notice Of Adjournment Of Confirmation Hearing With Respect To First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc., f/k/a eToys, Inc., and Its Affiliated Debtors and Debtors-In-Possession, Dated August 5, 2002 (D.I. 1242), the Confirmation Hearing having been adjourned from September 27, 2002, at 2:00 p.m. (Eastern Time) to October 16, 2002, at 10:30 a.m. (Eastern Time); and

        WHEREAS, on October 9, 2002, the Debtors having filed the Declaration of Balloting Agent Regarding Solicitation and Tabulation of Votes in Connection with the First Amended Consolidated Liquidating Plan of Reorganization of EBC I, Inc. f/k/a eToys, Inc., and its Affiliated Debtors and Debtors-in-Possession, dated August 5, 2002 (the "Tabulation Declaration"); and

        WHEREAS, the Debtors having filed the Plan Supplement (D.I. 1306), which contains (a) the List of Litigation Claims, (b) the Executory Contract Schedule, (c) the form Plan Administrator Agreement and (d) the form Amended Certificate of Incorporation and By-Laws; and

        WHEREAS, on October 11, 2002, the Debtors having filed a memorandum of law in support of confirmation of the Plan (D.I. 1313) (the "Confirmation Memorandum"); and

        WHEREAS, Barry Gold, President and Chief Executive Officer of the Debtors, having provided a declaration in support of confirmation of the Plan, sworn to on October 11, 2002 (D.I. 1312) (the "Gold Declaration"); and

        WHEREAS, pursuant to section 1128(a) of the Bankruptcy Code, the Confirmation Hearing having been held on October 16, 2002, at 10:30 a.m. (Eastern Time), at which time all parties in interest were afforded an opportunity to be heard; and

        WHEREAS, the Debtors have made certain non-material modifications (the "Plan Modifications") to the Plan (as modified by the Plan Modifications, the "Revised Plan")4in accordance with the Court's direction at the Confirmation Hearing, which Plan Modifications were set forth in the Certification of Counsel filed on October 18, 2002 (D.I. 1336); and

        NOW, THEREFORE, based upon the Court's review and consideration of: (i) the affidavits and submissions previously filed with this Court, including the BMC Service Declarations, the Cohen Declaration, the Publication Affidavits and the Tabulation Declaration; (ii) the record of the Confirmation Hearing (including all of the evidence proffered or adduced at such hearing, pleadings, briefs, memoranda and other submissions filed in connection therewith, and the arguments of counsel made at such hearing); and (iii) the entire record of these Chapter 11 Cases; and after due deliberation thereon, and good cause appearing therefor, the Court makes the following

4
The Revised Plan is attached as Exhibit "A" hereto.

        FINDINGS OF FACT AND CONCLUSIONS OF LAW:5

        A.    Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) And 1334(a)).    This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue in this District was proper as of the Petition Date and continues to be proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Revised Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and this Court has the exclusive jurisdiction to determine whether the Revised Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

        B.    Judicial Notice.    This Court takes notice of the docket of the Chapter 11 Case maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and argument made, proffered or adduced at, the hearings held before the Court during the pendency of these Chapter 11 Cases.

        C.    Burden Of Proof.    The Debtors have the burden of proving the elements of section 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence.

        D.    Transmittal And Mailing Of Confirmation Service Materials; Notice.    The Confirmation Service Materials were transmitted and served in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order and applicable non-bankruptcy law, and such transmittal and such service was adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing was given in compliance with the Bankruptcy Rules and the Solicitation Procedures Order, and no other or further notice is or shall be required.

        E.    Solicitation.    Votes for acceptance or rejection of the Revised Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, all other applicable provisions of the Bankruptcy Code, and all other rules, laws and regulations.

        F.    Distributions.    All procedures used to distribute Ballots to the applicable holders of Claims and to tabulate such Ballots were fair and conducted in accordance with the Bankruptcy Code, Bankruptcy Rules, the local rules of this Court and all other rules, laws and regulations.

        G.    Revised Plan Compliance With Requirements Of The Bankruptcy Code (11 U.S.C. § 1129(a)(1)).    The Revised Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

          (i)    Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)).    In addition to Administrative Expense Claims and Priority Tax Claims, which need not be designated, the Revised Plan designates eight (8) separate Classes of Claims against and Interests in the Debtors. The Claims and Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Revised Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests. The Revised Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

          (ii)    Specify Unimpaired Classes (11 U.S.C. § 1123(a)(2)).    Articles III and IV of the Revised Plan specifies that Classes 1, 2 and 3 as well as Administrative Expense and Priority Tax Claims, are not impaired under the Revised Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

5
Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

          (iii)    Specify Treatment Of Impaired Classes (11 U.S.C. § 1123(a)(3)).    Article IV of the Revised Plan designates Classes 4A, 4B, 4C, 5 and 6 as impaired and specifies the treatment of Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

          (iv)    No Discrimination (11 U.S.C. § 1123(a)(4)).    Article IV of the Revised Plan provides for the same treatment by the Debtor for each Claim or Interest in each respective Class (unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest), thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

          (v)    Implementation Of Revised Plan (11 U.S.C. § 1123(a)(5)).    The Revised Plan provides adequate and proper means for implementation of the Revised Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

          (vi)    Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)).    No stock of the Debtor will be distributed under the Revised Plan and all existing Interests in any of the Debtors shall be deemed cancelled. Accordingly, the requirements of section 1123(a)(6) of the Bankruptcy Code have been met.

          (vii)    Resignation Of Officers And Directors And Appointment Of Plan Administrator (11 U.S.C. § 1123(a)(7)).    Section 6.1 of the Revised Plan provides that on the Effective Date, the authority, power and incumbency of the persons then acting as directors and officers of the Debtor shall be terminated and such directors and officers shall be deemed to have resigned. The Plan Administrator shall succeed to such powers and shall be appointed the sole officer and director of the Reorganized Debtor. The Debtors have properly and adequately disclosed in the Plan Administrator Agreement the identity of the Plan Administrator as the sole officer and director of the Reorganized Debtor. The manner of selection and appointment of the Plan Administrator is consistent with the interests of Holders of Claims and Interests and with public policy, and, accordingly, the requirements of section 1123(a)(7) have been met.

          (viii)    Additional Plan Provisions (11 U.S.C. § 1123(b)).    The Revised Plan's provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including provisions for: (a) the assumption, assumption and assignment or rejection of executory contracts and unexpired leases; (b) the Reorganized Debtor's retention of, and right to enforce, sue on, settle or compromise (or refuse to do any of the foregoing with respect to) all claims, rights or causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or the Estates may hold against any person or entity; and (c) releases and covenants not to sue various persons, exculpation of various persons and entities with respect to actions taken in furtherance of the Chapter 11 Cases, and preliminary and permanent injunctions against certain actions against the Debtors and their property.

          (ix)    Fed. R. Bankr. P. 3016(a).    The Revised Plan is dated and identifies the entity submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a).

        H.    Debtor's Compliance With Bankruptcy Code (11 U.S.C. § 1129(a)(2)).    The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

          (i)    The Debtors are proper debtors under section 109 of the Bankruptcy Code and a proper proponent of the Revised Plan under section 1121(a) of the Bankruptcy Code.

          (ii)  The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of this Court.

          (iii)  The Debtors complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law, and the Solicitation Procedures Order in transmitting the Confirmation Service Materials and the Revised Plan.

        I.    Plan Proposed In Good Faith (11 U.S.C. § 1129(a)(3)).    The Debtors have proposed the Revised Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Revised Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Revised Plan. The Revised Plan is the product of extensive arm's-length negotiations among the Debtor, the Creditors' Committee, various other parties in interest and their respective legal and financial advisors. The Debtors filed their Chapter 11 Cases and proposed the Revised Plan in good faith. The absence of any objection to the Revised Plan pursuant to section 1129(a)(3) of the Bankruptcy Code, moreover, further demonstrates that the Revised Plan has been proposed in good faith. The Chapter 11 Cases were filed, and the Revised Plan was proposed, with the legitimate and honest purposes of maximizing the recovery to Holders of Claims. Accordingly, the Revised Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

        J.    Payments For Services Or Costs And Expenses (11 U.S.C. § 1129(a)(4)).    Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Revised Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

        K.    Directors, Officers, And Insiders (11 U.S.C. § 1129(a)(5)).    The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliation of the designee of the Plan Administrator who is proposed to serve as the sole director and officer of the Reorganized Debtor after the Effective Date has been fully disclosed, and the appointment to such offices of the designee of the Plan Administrator is consistent with the interests of Holders of Claims against and Interests in the Debtors and with public policy. The identity of any Insider that will be employed or retained by the Reorganized Debtor and the nature of such Insider's compensation also has been fully disclosed.

        L.    No Rate Changes (11 U.S.C. § 1129(a)(6)).    The Revised Plan does not contain any changes in rates subject to the jurisdiction of any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is satisfied in these Chapter 11 Cases.

        M.    Best Interests Of Creditors Test (11 U.S.C. § 1129(a)(7)).    The Revised Plan satisfies section 1129(a)(7) of the Bankruptcy Code. Article VI of the Disclosure Statement and the other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any of the Confirmation Objections, and (iii) establish that each holder of an Impaired Claim or Interest either has accepted the Revised Plan or will receive or retain under the Revised Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

        N.    Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)).    Classes 1, 2 and 3 are Classes of unimpaired Claims that are conclusively presumed to have accepted the Revised Plan under section 1126(f) of the Bankruptcy Code. Classes 4A, 4B and 4C have voted to accept the Revised Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code. Classes 5 and 6 are not entitled to receive or retain any property under the Revised Plan and, therefore, are deemed to have rejected the Revised Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to Classes 5 and 6, the Revised Plan is confirmable because the Revised Plan satisfies section 1129(b) of the Bankruptcy Code with respect to those Holders.

        O.    Treatment Of Administrative Expense Claims And Priority Tax Claims (11 U.S.C. § 1129(a)(9)).    The treatment of Administrative Expense Claims under the Revised Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Revised Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

        P.    Acceptance By Impaired Classes (11 U.S.C. § 1129(a)(10)).    Classes 4A, 4B and 4C voted to accept the Revised Plan. Therefore, at least one (1) Class of Claims or Interests that is impaired under the Revised Plan has accepted the Revised Plan (determined without including any acceptances of the Revised Plan by any Insider), thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

        Q.    Feasibility (11 U.S.C. § 1129(a)(11)).    The Revised Plan provides for a liquidation of the Debtors' remaining assets and a distribution of Cash to Holders of Allowed Claims in accordance with the priority scheme of the Bankruptcy Code and the terms of the Revised Plan. The Disclosure Statement, the Gold Declaration and the evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence or challenged in any of the Confirmation Objections and (iii) establishes that the Revised Plan is feasible, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

        R.    Payment Of Fees (11 U.S.C. § 1129(a)(12)).    Pursuant to the Revised Plan, all accrued and unpaid fees payable under 28 U.S.C. § 1930 have been paid or will be paid on the Effective Date of the Revised Plan, or as soon thereafter as such payment becomes due and payable, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

        S.    Continuation Of Retiree Benefits Unnecessary (11 U.S.C. § 1129(a)(13)).    The Debtors are not obligated, now or in the future, to pay any retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) that have not already been paid. The Revised Plan, therefore, complies with section 1129(a)(13) of the Bankruptcy Code.

        T.    Fair And Equitable; No Unfair Discrimination (11 U.S.C. § 1129(b)).    Classes 5 and 6 will not receive or retain any property under the Revised Plan and, therefore, are deemed to have rejected the Revised Plan under section 1126(g) of the Bankruptcy Code. The Debtors presented uncontroverted evidence at the Confirmation Hearing that the Revised Plan does not discriminate unfairly and is fair and equitable with respect to Classes 5 and 6, as required by section 1129(b)(1) of the Bankruptcy Code. Thus, the Revised Plan may be confirmed notwithstanding the Debtors' failure to satisfy section 1129(a)(8) of the Bankruptcy Code with respect to Classes 5 and 6. Upon confirmation and the occurrence of the Effective Date, the Revised Plan shall be binding upon the members of Classes 5 and 6.

        U.    Principal Purpose Of Plan (11 U.S.C. § 1129(d)).    The principal purpose of the Revised Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

        V.    Modifications To The Plan.    The Plan Modifications constitute technical changes and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosures under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Revised Plan.

        W.    Substantive Consolidation.    The court finds that substantive consolidation of the Debtors and their Estates in these Chapter 11 Cases as set forth in Article VI of the Revised Plan for purposes of all actions associated with the confirmation and consummation of the Revised Plan will (i) facilitate and maximize prompt distributions to the Debtors' creditors and (ii) permit the Debtors' creditors to avoid the harm that likely would result absent substantive consolidation and confirmation of the

Revised Plan embodying it. The Court further finds that the limited substantive consolidation will not harm any creditor or party in interest and is in the best interest of the Debtors, the creditors and the Estates.

        X.    Rule 9019 Settlement And Releases.    Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under, described in, contemplated by and/or implemented by the Revised Plan, the releases described in Article VII of the Revised Plan constitute integral elements of good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of Holders of Claims, are within the reasonable range of possible litigation outcomes, are fair, equitable and reasonable and are essential elements of the resolution of the Chapter 11 Cases in accordance with the Revised Plan. Each of the release, indemnification and exculpation provisions set forth in the Revised Plan:

          (i)    falls within the jurisdiction of this Court under 28 U.S.C. § 1334(a), (b) and (d);

          (ii)  is an essential means of implementing the Revised Plan pursuant to section 1123(a)(5) of the Bankruptcy Code;

          (iii)  is an integral element of the transactions incorporated into the Revised Plan;

          (iv)  confers material benefit on, and is in the best interest of the Debtor, its Estate and its creditors;

          (v)  is important to the overall objectives of the Revised Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Cases; and

          (vi)  is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

        Y.    Satisfaction Of Confirmation Requirements.    The Revised Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

        Z.    Retention Of Jurisdiction.    The Court may properly retain jurisdiction over the matters set forth in Article XIII of the Revised Plan.

DECREES

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

        1.    Confirmation.    The Revised Plan, which consists of the Revised Plan and the Plan Supplement, is approved and confirmed under section 1129 of the Bankruptcy Code in its entirety. The terms of the Plan Supplement are incorporated by reference into and are an integral part of this Order.

        2.    Objections.    Except as expressly set forth on the record of the Confirmation Hearing, all Confirmation Objections that have not been withdrawn, waived or settled, and all reservations of rights pertaining to confirmation of the Revised Plan included therein, are overruled on the merits.

        3.    Provisions Of The Plan And Order Non-Severable And Mutually Dependent.    The provisions of the Revised Plan and this Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.

        4.    Plan Classification Controlling.    The Classification of Claims and Interests for purposes of the Distributions to be made under the Revised Plan shall be governed solely by the terms of the Revised Plan. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims and Interests in connection with voting on the Revised Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Revised Plan, (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Revised Plan for distribution purposes and (c) shall not be binding on the Debtors, the Reorganized Debtor, the Plan Administrator, the Creditors' Committee or the PEDC.

        5.    Binding Effect.    Pursuant to section 1141 of the Bankruptcy Code, the Revised Plan and its provisions shall be binding upon and inure to the benefit of (a) the Debtors, (b) the Reorganized Debtor, (c) the Plan Administrator, (d) any entity acquiring or receiving property or a Distribution under the Revised Plan, (e) any present or future holder of a Claim against or Interest in the Debtors, including all governmental entities, whether or not the Claim or Interest of such Holder is impaired under the Revised Plan and whether or not such Holder or entity has accepted the Revised Plan, (f) any other party in interest, (g) any person making an appearance in the Chapter 11 Cases and (h) any of the foregoing's heirs, successors, assigns, trustees, executors, administrators, affiliates, directors, agents, representatives, attorneys, beneficiaries or guardians.

        6.    Revesting Of Assets.    Pursuant to section 1141(b) of the Bankruptcy Code, except as otherwise provided in the Revised Plan, property of the Estates and of the Debtors shall revest in the Reorganized Debtor on the Effective Date of the Revised Plan. From and after the Effective Date, the Reorganized Debtor may operate its business and use, acquire, and dispose of property without supervision or approval of this Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of this Court, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Revised Plan or this Order. As of the Effective Date, all property of the Debtors and the Reorganized Debtor shall be free and clear of all Claims, Liens and interests, except as specifically provided in the Revised Plan or in this Order

        7.    Rejection Of Executory Contracts And Unexpired Leases (11 U.S.C. § 1123(b)(2)).    Pursuant to Article VIII of the Revised Plan, except as otherwise provided in the Revised Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Revised Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code all executory contracts and unexpired leases of the Debtors shall be deemed rejected effective on and subject to the occurrence of the Effective Date of the Revised Plan, except for: (a) any executory contract or unexpired lease that is the subject of a separate motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of this Order, provided, however, that upon denial or withdrawal of any such motion, such executory contract or unexpired lease shall automatically be rejected as if rejected under the Revised Plan as of the Effective Date; (b) any executory contract or unexpired lease assumed or assumed and assigned by order of this Court entered before the Confirmation Date and not subsequently rejected pursuant to an order of this Court; (c) any executory contract or unexpired lease listed on the Executory Contract Schedule; and (d) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not an executory contract or lease that is later determined by this Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within 30 days of any such determination. This Order shall constitute an order approving the assumption, assumption and assignment or rejection, as applicable, of any contract or lease assumed, assumed and assigned or rejected pursuant to the Revised Plan. Any order entered after the Confirmation Date by this Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date.

        8.    On the Confirmation Date, and subject to the occurrence of the Effective Date, the executory contracts and unexpired leases, if any, listed on the Executory Contract Schedule shall be deemed assumed pursuant and subject to sections 365 and 1123 of the Bankruptcy Code and Article VIII of the Revised Plan.

        9.    Bar Date For Rejection Damage Claims.    If the rejection of any executory contract or unexpired lease under the Revised Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4C; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtor, the Plan Administrator, their successors or properties, unless a proof of such Claim is filed and served on the Plan Administrator within thirty (30) days after the date of notice of the entry of the order of this Court rejecting the executory contract or unexpired lease which may include, if applicable, this Order.

        10.    Plan Modifications.    The Plan is hereby modified pursuant to section 1127(a) of the Bankruptcy Code as set forth in the Plan Modifications. The Plan, the Plan Supplement and the Plan Modifications, collectively, comprise the Revised Plan.

        11.    Releases, Limitations Of Liability.    The releases and the exculpation and limitation of liability provisions set forth in Article VII of the Revised Plan are deemed incorporated into this Order as if set forth in full and hereby approved.

        12.    Injunction Related To Releases.    This Order shall permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Revised Plan, including without limitation the Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liability released pursuant to Section 7.2 of the Revised Plan.

        13.    Injunctions.    Except as otherwise specifically provided in the Revised Plan or this Order, and except as may be necessary to remedy any breach of the Revised Plan and/or this Order, from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Plan Administrator or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Debtors, the Estates, the Reorganized Debtor, the Plan Administrator or any of their property, except as contemplated or allowed by the Revised Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Revised Plan; and (vi) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Revised Plan.

        14.  Except as otherwise specifically provided in the Revised Plan or this Order, and except as may be necessary to remedy any breach of the Revised Plan and/or this Order, from and after the Confirmation Date, all Persons who have held, hold or may hold Senior Unsecured Claim, all Persons who have held, hold or may hold Note Claims and the Indenture Trustee are, with respect to such Senior Unsecured Claims and such Note Claims, permanently enjoined from and after the Confirmation Date from commencing or prosecuting any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities related to the construction and enforcement of Article Twelve of the Indenture or any alleged priority or subordination in respect of Distributions made on account of such Senior Unsecured Claims and Note Claims.

        15.    General Authorizations.    Pursuant to Section 13.7 of the Revised Plan, each of the Debtors, the Reorganized Debtor or the Plan Administrator is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Revised Plan. The Debtors, the Reorganized Debtor and the Plan Administrator and their respective directors, officers, members, agents and attorneys are authorized and empowered to issue, execute, deliver, file or record any agreement, document or security, including without limitation the documents contained in the Plan Supplement, as modified, amended and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate and consummate the Revised Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Revised Plan, including any amendment or restatement of any by-laws or the certificate of incorporation of the Debtors or the Reorganized Debtor, whether or not specifically referred to in the Revised Plan or any exhibits thereto, without further order of the Court, and any or all such documents shall be accepted by each of the respective state filing offices and record in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

        16.    Substantive Consolidation.    On the Confirmation Date, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and among the Debtors shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged (except for the purpose of determining which liabilities are "Senior Debt" under Section 1.1 of the Indenture); (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (vi) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vii) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors in the consolidated Chapter 11 Cases and shall be deemed a single obligation of all of the Debtors under the Revised Plan on and after the Confirmation Date; provided, however, that nothing in Section 6.1 of the Revised Plan (i) shall cause any Claim that, but for the substantive consolidation of the Estates, would not be "Senior Debt" as defined in Section 1.1 of the Indenture to be treated as a Senior Unsecured Claim under the Revised Plan and (ii) shall cause any Claim that, but for the substantive consolidation of the

Estates, would be "Senior Debt" as defined in Section 1.1 of the Indenture to be excluded from treatment as a Senior Unsecured Claim under the Revised Plan.

        17.    Plan Supplement.    There being no objection to any of the documents contained in the Plan Supplement and any amendments, modifications and supplements thereto and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits attached thereto and documents referenced therein), the execution, delivery and performance thereof by the Reorganized Debtor is authorized and approved, including without limitation the Plan Administrator Agreement. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtor, with the consent of the Creditors' Committee or the PEDC (such consent not to be unreasonably withheld), is authorized and empowered to make any all modifications to any and all documents included as part of the Plan Supplement that do not materially modify the terms of such documents and are consistent with the Revised Plan.

        18.    Governmental Approvals Not Required.    This Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or other governmental authority with respect to the implementation or consummation of the Revised Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Revised Plan, the Disclosure Statement and any document, instruments or agreements, and any amendments or modifications thereto.

        19.    Exemption From Certain Taxes.    Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other Lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Revised Plan or the sale of any assets of the Debtors or the Plan Administrator, including any deeds, bills of sale or assignments executed in connection with the Revised Plan or this Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code. Each of the asset sales entered into by the Debtors during the Chapter 11 Cases and approved by this Court pursuant to section 363 of the Bankruptcy Code was a sale in contemplation of this Revised Plan and, therefore, all such actions taken pursuant to such sales are entitled to the exemptions provided for under and to the fullest extent permitted by section 1146(c) of the Bankruptcy Code.

        20.    Dissolution Of The Creditors' Committee.    The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by this Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Revised Plan and its implementation, and the retention and employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate, except with respect to (i) all Fee Claims and (ii) any appeals of this Order. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order and this Revised Plan. Counsel to the Creditors' Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized under the Revised Plan upon the submission of invoices to the Plan Administrator. On the Effective Date and simultaneous with the dissolution of the Creditors' Committee, the PEDC, or if the PEDC has not been appointed the Plan Administrator, shall be deemed automatically substituted, without further notice or hearing, for the Creditors' Committee in any adversary proceeding, contested matter or other action or proceeding wherever pending in which the Creditors' Committee is a party interest. No right, claim or cause of action shall be deemed waived, dismissed, lapsed or otherwise forfeited solely by reasons of the dissolution of the Creditors' Committee.

        21.    Creation Of PEDC.    Pursuant to Section 5.4(b), the PEDC initially shall consist of the following three (3) members of the Creditors' Committee appointed by the Creditors' Committee: (a) Fir Tree Value Fund, L.P. c/o Fir Tree Partners; (b) Mattel, Inc.; and (c) R.R. Donnelly & Sons Co. After the Effective Date, the PEDC shall have the rights, duties and obligations set forth in Section 5.4 and other applicable provisions of the Revised Plan and the Plan Administrator Agreement.

        22.    Standing Of Plan Administrator And PEDC.    The Plan Administrator and the PEDC, pursuant to the terms of this Revised Plan, this Order and the Plan Administrator Agreement (as to the Plan Administrator), are authorized to investigate, prosecute and, if necessary, litigate any Litigation Claim on behalf of the Reorganized Debtor and the Estate(s) and shall have standing as an Estate representative to pursue any Litigation Claims and objections to Claims, whether initially filed by the Debtors, the Creditors' Committee, the Reorganized Debtor or the Plan Administrator, and may assert any defenses that may otherwise have been asserted by a trustee under the Bankruptcy Code. The Plan Administrator and the PEDC shall also be vested with all rights, powers and benefits afforded to a trustee under sections 704 and 1106 of the Bankruptcy Code and each deemed estate representatives pursuant to 1123(b)(3)(B) of the Bankruptcy Code, effective retroactive to the Petition Date. Except as provided in the Revised Plan, no Asset of the Estates shall be deemed abandoned and no Litigation Claim shall be deemed released or compromised by or as a result of this Revised Plan, its confirmation or its consummation or its treatment of any Claim or Creditor. Further, except as expressly provided in the Revised Plan, no defense, setoff, counterclaim or right of recoupment of the trustee, the Debtors or their Estates shall be deemed waived or compromised.

        23.    Bar Date For Administrative Claims.    To be eligible to receive Distributions under the Revised Plan on account of an Administrative Claim not subject to the Administrative Claim Bar Date Order, all requests for payment of such Administrative Claims (other than Fee Claims) incurred before the Effective Date and not subject to the Administrative Claim Bar Date Order must be filed with Bankruptcy Management Corporation ("BMC"), Attn: eToys, Inc., Claims Processing Department, 1330 East Franklin Avenue, El Segundo, California 90245, so as to be received on or before 5:00 p.m. (Pacific Time) on the date that is the first Business Day after the date that is 20 days after the Effective Date. Any Person that fails to file such a request for payment with BMC on or before such time shall be forever barred from asserting such Claim against any of the Debtors, the Estates or their property, such Claim shall be discharged and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

        24.    Bar Date For Fee Claims.    All proofs or applications for payment of Fee Claims must be filed with the Court and served in accordance with the Fee Order by the date that is 45 days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter). Any Person or entity that fails to file and serve such a proof of Claim or application on or before such date shall be forever barred from asserting such Claim against any of the Debtors or their property and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

        25.    Continuance Of Injunctions And Automatic Stay.    Pursuant to Section 7.2(f) of the Revised Plan, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates has been distributed and the Reorganized Debtor has been dissolved.

        26.    Non-Occurrence Of Effective Date.    If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is more than thirty (30) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Creditors' Committee, this Order may be vacated. If this Order is vacated pursuant to the authority granted under this decretal paragraph and Section 12.4 of the Revised Plan, the Revised Plan shall be null and void in all respects, and nothing contained in the Revised Plan shall constitute a waiver or release of any Claims against or Interests in any of the Debtors.

        27.    Authorization To Consummate Plan.    The Court directs that notwithstanding Bankruptcy Rule 3020(e), this Order shall take effect immediately upon its entry.

        28.    Notice Of Entry Of Confirmation Order.    On or before the tenth (10th) Business Day following the Date of entry of this Order, the Debtors or the Reorganized Debtor, as the case may be, shall serve notice of the entry of this Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) on all Holders of Claims and Interests, the United States Trustee and other parties in interest, by causing notice of entry of this Order in substantially the form of the notice attached hereto as Exhibit "B", which form hereby is approved (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid. The Debtors or Reorganized Debtor, as the case may be, hereby are authorized and directed to effect mailing of the Notice of Confirmation in the manner set forth in the Solicitation Procedures Order. The notice described herein is adequate under the particular circumstances and no other or further notice is required.

        29.    Notice Of Effective Date.    Within five (5) Business Days following the occurrence of the Effective Date as provided in Section 12.2 of the Revised Plan, the Reorganized Debtor shall file notice of the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit "C", and shall serve a copy of same on (a) counsel to the PEDC, (b) the United States Trustee and (c) the entities that have requested notice in these Chapter 11 Cases pursuant to Bankruptcy Rule 2002.

        30.    Reference To Plan Provisions.    The failure specifically to include or reference any particular provision of the Revised Plan in this Order shall not diminish or impair the effectiveness of such provision, it being the interest of the Court that the Revised Plan be confirmed in its entirety.

        31.    Binding Effect.    Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Order, the Revised Plan, the Plan Supplement and all Revised Plan related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

        32.    Retention Of Jurisdiction.    Notwithstanding the entry of this Order and the occurrence of the Effective Date, this Court shall retain after the Effective Date exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction for the purposes identified in Section 13.1 of the Revised Plan.

        33.    Closing of eToys Bankruptcy Case.    Notwithstanding anything in the Revised Plan to the contrary, Bankr. D. Del. L.R. 5009-1(a) shall not apply to the Chapter 11 Case of eToys.

        34.  If and to the extent any portion of the letters of credit (or the proceeds thereof) (together, the "LCs") that Kilroy Realty, L.P. ("Kilroy") contends were posted for the benefit of Kilroy in connection with that certain lease agreement and loan agreement entered into between eToys, Inc. and Kilroy on December 19, 1999 (the "Kilroy Agreement(s)") are determined by the Court not to be property of eToys' bankruptcy estate (as defined in section 541 of the Bankruptcy Code), notwithstanding anything in the Revised Plan to the contrary, neither the Revised Plan nor this Order shall in any way alter, affect or modify Kilroy's legal, equitable or contractual rights to the LCs (or the proceeds thereof. Furthermore, if and to the extent any portion of the LCs (or the proceeds thereof) are determined by the Court to be property of eToys' bankruptcy estate (as defined in section 541 of the Bankruptcy Code), notwithstanding anything in the Revised Plan to the contrary, neither the Revised Plan nor this Order shall: (i) in any way impair (as defined in section 1124 of the Bankruptcy

Code) Kilroy's Secured Claim respecting the LCs (or the proceeds thereof); or (ii) extinguish Kilroy's Secured Claim, if any, pertaining to the LCs (or the proceeds thereof). Except as otherwise provided in the Revised Plan or this Order, nothing in this decretal paragraph shall alter, affect, modify or extinguish any rights, claims, defenses or counterclaims of the Debtors, the Reorganized Debtors, the Plan Administrator, the Committee or the PEDC (collectively, the "eToys Parties") in respect of Kilroy, the Kilroy Agreement(s), the LCs (or the proceeds thereof) and any rights, claims, defenses or counterclaims asserted by the eToys Parties in the adversary proceeding captioned EBC I, Inc., f/k/a ETOYS, INC. v. Kilroy Realty, L.P., Adv. Proc. No. 02-5230 (Bankr. D. Del.).

        35.  Hewlett-Packard Financial Services Company's f/k/a Compaq Financial Services Corporation ("HPFS") claims an interest, pursuant to that certain Master Lease and Financing Agreement executed by eToys on or about January 24, 2000 (as amended, the "Compaq Master Lease"), in certain assets (the "HPFS Claimed Assets") that the Debtors conveyed free and clear to K.B. Consolidated, Inc. pursuant to the Order (A) Authorizing and Approving Sale of Certain of Debtors' Assets Located at Building A of the Blairs, Virginia Distribution Center Free and Clear of Liens, Claims and Encumbrances and (B) Granting Related Relief (D.I. 596) (the "Blairs A Sale Order") or another entity pursuant to an order of this Court entered under section 363(f) of the Bankruptcy Code. Notwithstanding anything to the contrary in the Revised Plan or this Order, neither the Revised Plan nor this Order shall (a) adversely affect, impair or extinguish the validity, perfection, priority or enforceability of HPFS's liens, if any, in and against the proceeds of the HPFS Claimed Assets, (b) adversely affect, impair or extinguish HPFS's rights, if any, to recover from the assets of the Debtors' estates on account of the Debtors' alleged sale of HPFS Claimed Assets pursuant to the Blairs A Sale Order or another order of this Court entered under section 363(f) of the Bankruptcy Code in the event that this Court determines that some or all of the HPFS Claimed Assets were not property of the Debtors' estates (as defined in section 541 of the Bankruptcy Code) or (c) adversely affect, impair or extinguish HPFS's rights in and against the Segregated Funds (as defined in the Blairs A Sale Order).

        36.  For the avoidance of doubt between the parties, all contracts and agreements entered into with the approval of this Court by one or more of the Debtors with KB Consolidated, Inc., KBkids.com, LLC, and/or KB Toy of Massachusetts, Inc. (collectively, the "KB Entities"), or any of the KB Entities' respective affiliates, successors or assigns, on or after the Petition Date are not executory contracts subject to assumption, assumption and assignment or rejection pursuant to sections 365 and 1123(b)(3) of the Bankruptcy Code.

Dated: Wilmington, Delaware
Nov. 1, 2002

/s/ MARY F. WALRATH The Honorable Mary F. Walrath, United States Bankruptcy Judge

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IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE
FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER UNDER 11 U.S.C. § 1129(a) AND (b) AND FED. R. BANKR. P. 3020 CONFIRMING FIRST AMENDED CONSOLIDATED LIQUIDATING PLAN OF REORGANIZATION OF EBC I, INC., F/K/A ETOYS, INC., AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (REGARDING D.I. 1142)